Lexent Inc.

Summary of Analysis

TRANSACTION VALUATION

Proposed transaction price	$1.50
Shares outstanding (a)	42,690

Equity value	$64,036
Plus net debt assumed	$(79,748)

Total consideration	$(15,712)
Premium to stock price	64.8%
Multiples
Total consideration/:
Revenue	NM
EBIT	NM
EBITDA	NM
Equity value/:
Book value	0.8x
Tangible net worth	0.8x

COMPARABLE COMPANY ANALYSIS

	Average	Implied
	Multiple	Price

Revenue	0.6x	$3.42
EBIT	8.4x	NM
EBITDA	9.3x	NM
Book value	1.3x	$2.59

COMPARABLE TRANSACTION ANALYSIS

	Average	Implied
	Multiple	Price

Revenue	0.6x	$3.54
EBIT	11.5x	NM
EBITDA	5.8x	NM

	Average	Implied
	Premium	Price

1 day before	15.0%	$1.05
1 week before	25.1%	$1.14
4 weeks before	32.0%	$1.20

PREMIUMS PAID

		Implied		Implied
	Average	Price	Median	Price

Small Cap.
1 day before	42.6%	$1.30	32.1%	$1.20
1 week before	50.9%	$1.37	36.2%	$1.24
4 weeks before	56.9%	$1.43	45.5%	$1.32
Comparable Industry
1 day before	27.4%	$1.16	26.8%	$1.15
1 week before	32.9%	$1.21	33.6%	$1.22
4 weeks before	40.1%	$1.27	37.5%	$1.25
Majority Shareholder Acquiror
1 day before	35.2%	$1.23	26.6%	$1.15
1 week before	38.3%	$1.26	33.8%	$1.22
4 weeks before	44.9%	$1.32	41.2%	$1.28

DISCOUNTED CASH FLOW

Discount	Implied
Rate	Price

15.0%	$1.53
25.0%	$1.54

LIQUIDATION ANALYSIS

Implied
Price

Low	$1.06
High	$1.30

(a)	Includes options as determined by the treasury method.

Rodman & Renshaw, Inc.	1 of 1

Lexent Inc.

Valuation

Prior to Announcement

(in thousands, except per share amounts)
Current price per share (as of 2/14/03)	$0.91
Fully diluted shares outstanding:
Shares outstanding	42,245
Dilutive securities (a)	292

Total	42,537
Equity value	$38,709
Plus net debt assumed	$(79,748)

Total consideration	$(41,039)

Implied Transaction Valuation

Proposed transaction price	$1.50
Fully diluted shares outstanding:
Shares outstanding	42,245
Dilutive securities (a)	446

Total	42,690
Equity value	$64,036
Plus net debt assumed	$(79,748)

Total consideration	$(15,712)

(a)	Calculated using the treasury method.

Rodman & Renshaw, Inc.	1 of 1

Lexent Inc.

Comparable Company Analysis	Page 1

Operating Statistics
(data in thousands)

				Latest Twelve Months

		Fiscal	Financial	Net	Gross	Gross			EBIT			EBITDA	Net		Net
Company	Ticker	Year End	Data As Of	Revenues (a)	Profit	Margin	EBIT (b)		Margin	EBITDA (c)		Margin	Income		Margin

Lexent,Inc. — At Announcement	LXNT	12/31	03/31/03	$112,874	$(10,744)	-9.5%	$(29,083	)(d)	NM	$(25,082	)(d)	NM	$(37,270	)(d)	NM
Lexent Inc. — Transaction	LXNT	12/31	03/31/03	112,874	(10,744)	-9.5%	(29,083	)(d)	NM	(25,082	)(d)	NM	(37,270	)(d)	NM
Dycom Industries, Inc.	DY	07/27	04/26/03	583,472	124,260	21.3%	13,591	(e)	2.3%	54,680	(e)	9.4%	5,041	(e)	0.9%
EMCOR Group, Inc.	EME	12/31	03/31/03	4,536,622 (f)	N/A	NM	116,747	(f)	2.6%	143,543	(f)	3.2%	56,684	(f)	1.2%
Integrated Electrical Services, Inc.	IES	09/30	03/31/03	1,435,482	210,117	14.6%	53,019		3.7%	70,419		4.9%	16,856		1.2%
MasTec, Inc.	MTZ	12/31	03/31/03	814,842	167,365 (g)	20.5%	19,671	(h)	2.4%	54,140	(h)	6.6%	(4,289	)(h)	NM
Quanta Services, Inc.	PWR	12/31	03/31/03	1,668,622	198,843	11.9%	30,968	(i)	1.9%	91,870	(i)	5.5%	(2,869	)(j)	NM

Averages (k):						17.1%			2.6%			5.7%			1.1%

(a)	Revenues exclude interest and investment income.

(b)	Earnings before interest and taxes.

(c)	EBIT plus depreciation and amortization.

(d)	Excludes provision for doubtful accounts of $0.1 million, impairment of goodwill of $1.5 million, restructuring charges of $7.7 million and non-cash stock compensation of $3.0 million.

(e)	Excludes impairment write-off of $47.9 million and bad debt expense of $21.6 million.

(f)	Pro forma for acquisitions made during fiscal 2002.

(g)	Excludes non-recurring expenses of $85.9 million.

(h)	Excludes non-recurring expenses of $85.9 million and impairment of goodwill of $79.7 million.

(i)	Excludes extraordinary expenses totaling $212.6 million.

(j)	Excludes extraordinary expenses totaling $212.6 million and $8.5 million non-cash beneficial conversion charge.

(k)	Averages exclude Lexent Inc.

Rodman & Renshaw, Inc.	1 of 3

Lexent Inc.

Comparable Company Analysis	Page 2

Market and Book Value Statistics
(data in thousands, except per share amounts)

	Market Value Data					Market Capitalization Data			Book Value Statistics

	52-Week								Common	Total Cap.
			Price @	Tot. Shares	Market	Total	Cash and	Enterprise	Equity at	at Book	Total Debt/
Company	High	Low	06/30/03	Out. (a)	Cap. (b)	Debt (c)	Equiv. (d)	Value (e)	Book Value	Value (f)	Total Cap.

Lexent,Inc. — At Announcement	$3.48	$0.75	$0.91	42,245	$38,443	$1,791	$71,043	$(30,809)	$86,341	$88,132	2.0%
Lexent Inc. — Transaction	3.48	0.75	1.25	42,245	52,806	1,791	71,043	(16,446)	86,341	88,132	2.0%
Dycom Industries, Inc.	18.25	8.00	16.30	47,872	780,306	37	118,032	662,311	437,353	437,390	0.0%
EMCOR Group, Inc.	59.00	43.40	49.36	14,987	739,761	168,085	93,103	814,743	495,850	663,935	25.3%
Integrated Electrical Services, Inc.	7.60	3.10	7.25	41,438	300,424	248,607	26,130	522,901	258,795	507,402	49.0%
MasTec, Inc.	7.02	1.31	5.76	48,037	276,696	200,748	15,119	462,325	272,810	473,558	42.4%
Quanta Services, Inc.	8.70	1.75	7.10	116,183	824,898	391,268	61,433	1,154,733	684,136	1,075,404	36.4%

Averages (g):											30.6%

(a)	Total shares outstanding as of latest SEC filing.

(b)	Market value equals current stock price times total shares outstanding.

(c)	Total debt equals long-term debt (including capitalized leases), current maturities and other short-term borrowings.

(d)	Includes cash, restricted cash and short-term, marketable securities.

(e)	Enterprise value equals market value plus total debt plus preferred stock and minority interest less cash.

(f)	Total debt plus total common equity at book value.

(g)	Averages exclude Lexent Inc.

Rodman & Renshaw, Inc.	2 of 3

Lexent Inc.

Comparable Company Analysis	Page 3

Market Multiples

	Latest Twelve Months		Enterprise Value/LTM
							Mkt. Cap./
Company	EPS	P/E	Revenues	EBIT		EBITDA	Book Value

Lexent,Inc. — At Announcement	$(0.89)	NM	NM	NM		NM	0.4x
Lexent Inc. — Transaction	(0.89)	NM	NM	NM		NM	0.6x
Dycom Industries, Inc.	0.09	173.5x (b)	1.1x	48.7x	(b)	12.1x	1.8x
EMCOR Group, Inc.	3.67	13.4x	0.2x	7.0x		5.7x	1.5x
Integrated Electrical Services, Inc.	0.42	17.3x	0.4x	9.9x		7.4x	1.2x
MasTec, Inc.	(0.09)	NM	0.6x	23.5x	(b)	8.5x	1.0x
Quanta Services, Inc.	(0.02)	NM	0.7x	37.3x	(b)	12.6x	1.2x

Averages (a):		15.4x	0.6x	8.4x		9.3x	1.3x

(a)	Averages exclude Lexent Inc.

(b)	Excluded from averages.

Rodman & Renshaw, Inc.	3 of 3

Lexent Inc.

Comparable M&A Transactions

(data in thousands)

				Purchase				Latest Twelve Month Financial Data of Target
Announced	Effective			Price	Equity	Net Debt	Total
Date	Date	Acquiror	Target	Per Share	Value	Assumed (a)	Consideration	Revenues		EBIT		EBITDA		Net Income		CFFO (b)

03/20/02	04/15/02	180 Connect Inc	Viasource Communications, Inc.	N/A	N/A	N/A	$44,000	$215,147		$(20,430	)(c)	$2,145	(c)	$(28,689	)(c)	$(6,115	)(c)
02/26/02	04/01/02	Investor group	International FiberCom, Inc	N/A	N/A	N/A	43,900	341,942		(5,161	)(d)	9,155	(d)	N/A		N/A
01/07/02	02/27/02	Dycom Industries, Inc	Arguss Communications, Inc.	$5.76	$83,779	$70,127	153,906	216,175		2,555		22,348		(4,976)		14,817
11/13/00	11/13/00	MagneTek, Inc	J-Tec, Inc.	N/A	24,000	(2,346)	21,654	24,419		4,105		4,432		2,398		2,725
08/23/00	12/22/00	Bracknell Corporation	Able Telecom Holding Corp	2.52	41,342	84,589 (e)	125,932	458,118		(48,253)		(36,158)		(52,569	)(f)	(40,474	)(f)
06/29/00	09/18/00	InfrastruX Group, Inc	UTILX Corporation	6.13	45,809	5,517	51,326	108,731		2,365		6,498		1,605		5,738
05/26/00	05/26/00	Arguss Communications, Inc	U.S. Communications	N/A	20,386	3,293	23,679	14,722		3,175		4,003		1,764		2,592
05/01/00	05/01/00	Orius Corp	Hattech, Inc.	N/A	27,838	1,670	29,508	31,972		47		396		(208)		141
03/09/00	03/09/00	Bracknell Corporation	Sunbelt Integrated Trade Services, Inc	N/A	N/A	N/A	127,000	265,800	(g)	N/A		27,800	(g)	N/A		N/A

		Total Consideration to					Equity Value to				Premium to Target Stock Price

Acquiror	Target	Revenues	EBIT		EBITDA		Net Income		CFFO		1 Day		1 Week	4 Weeks

180 Connect Inc	Viasource Communications, Inc.	0.2x	N/A		20.5x	(h)	N/A		N/A			N/A	N/A	N/A
Investor group	International FiberCom, Inc	0.1x	N/A		4.8x		N/A		N/A			N/A	N/A	N/A
Dycom Industries, Inc	Arguss Communications, Inc.	0.7x	60.2x	(h)	6.9x		N/A		5.7x			30.3%	41.9%	53.2%
MagneTek, Inc	J-Tec, Inc.	0.9x	5.3x		4.9x		10.0x		8.8x			N/A	N/A	N/A
Bracknell Corporation	Able Telecom Holding Corp	0.3x	N/A		N/A		N/A		N/A		-	25.2%	1.0%	-8.2%
InfrastruX Group, Inc	UTILX Corporation	0.5x	21.7x		7.9x		28.5x	(h)	8.0x			39.8%	32.3%	50.9%
Arguss Communications, Inc	U.S. Communications	1.6x	7.5x		5.9x		11.6x		7.9x			N/A	N/A	N/A
Orius Corp	Hattech, Inc.	0.9x	626.4x	(h)	74.6x	(h)	N/A		197.8x	(h)		N/A	N/A	N/A
Bracknell Corporation	Sunbelt Integrated Trade Services, Inc	0.5x	N/A		4.6x		N/A		N/A			N/A	N/A	N/A

	Averages:	0.6x	11.5x		5.8x		10.8x		7.6x			15.0%	25.1%	32.0%

(a)	Represents total debt less cash and cash equivalents.

(b)	CFFO is equal to net income plus depreciation and amortization.

(c)	Excludes impairment of intangible assets of $65.5 million and restructuring charge of $6.7 million.

(d)	Excludes non-recurring impairment charges of $87.8 million.

(e)	Includes value of Bracknell shares issued for litigation settlement, redeemable securities and Worldcom debt.

(f)	Excludes $25.0 million litigation settlement and $12.2 million impairment of investment.

(g)	As disclosed in F-4 filed by Bracknell Corporation.

(h)	Excluded from averages.

Rodman & Renshaw, Inc.	1 of 1

Lexent Inc.

Premiums Paid Analysis — Small Cap.

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

01/05/02	04/24/02	TIBCO Software Inc	Talarian Corp	$5.30	$3.14	$2.99	$2.50	68.8%	77.3%	112.0%
01/07/02	02/27/02	Dycom Industries Inc	Arguss Communications Inc	5.76	4.42	4.06	3.76	30.3%	41.9%	53.2%
01/07/02	03/20/02	Chiron Corp	Matrix Pharmaceutical Inc	2.21	2.59	1.57	1.25	-14.7%	40.8%	76.8%
01/25/02	04/10/02	Lone Star Fund	Shoney’s Inc	0.36	0.39	0.31	0.28	-7.7%	16.1%	28.6%
01/28/02	05/14/02	Investor Group	Jenny Craig Inc	5.30	3.15	2.85	3.08	68.3%	86.0%	72.1%
01/29/02	05/01/02	InTown Suites Management	Suburban Lodges of America Inc	9.04	8.00	7.73	6.85	13.0%	16.9%	32.0%
02/07/02	08/22/02	BioMarin Pharmaceutical Inc	Glyko Biomedical Ltd	4.14	6.35	5.50	7.00	-34.8%	-24.7%	-40.9%
02/08/02	04/20/02	SHL Telemedicine Ltd	Raytel Medical Corp	10.25	8.00	8.00	7.65	28.1%	28.1%	34.0%
02/10/02	10/28/02	JAKKS Pacific Inc	Toymax International Inc	4.50	3.05	1.90	1.87	47.5%	136.8%	140.6%
02/13/02	05/15/02	Investor Group	Deltek Systems Inc	7.15	6.04	5.56	5.04	18.4%	28.6%	41.9%
02/14/02	07/26/02	Investor Group	dick clark productions inc	14.50	10.93	9.70	9.70	32.7%	49.5%	49.5%
02/20/02	03/22/02	SCC Contracting Inc	Sevenson Environmental Svcs	16.00	12.70	12.70	12.70	26.0%	26.0%	26.0%
02/27/02	05/05/02	Baxter International Inc	Fusion Medical Technologies	10.00	8.30	8.09	7.49	20.5%	23.6%	33.5%
03/11/02	05/23/02	Valueclick Inc	Be Free Inc	1.95	1.55	1.53	2.15	25.8%	27.5%	-9.3%
03/11/02	06/28/02	Chesapeake Energy Corp	Canaan Energy Corp	18.00	9.75	9.82	10.05	84.6%	83.3%	79.1%
03/18/02	04/26/02	Santos Ltd	Esenjay Exploration Inc	2.84	2.72	2.77	2.63	4.4%	2.5%	8.0%
03/18/02	09/13/02	Network Associates Inc	McAfee.com Corp	15.43	15.54	17.40	16.25	-0.7%	-11.3%	-5.0%
03/18/02	05/14/02	MSC.Software Corp	Mechanical Dynamics Inc	18.85	12.01	14.29	11.00	57.0%	31.9%	71.4%
03/20/02	07/03/02	Schering AG	Collateral Therapeutics Inc	11.25	5.09	4.95	4.25	121.0%	127.3%	164.7%
03/20/02	09/09/02	S&T Bancorp Inc	Peoples Financial Corp Inc	52.20	38.25	38.25	37.00	36.5%	36.5%	41.1%
03/21/02	08/30/02	South Financial Group Inc	Gulf West Banks Inc	13.95	13.30	12.90	11.25	4.9%	8.1%	24.0%
03/22/02	07/07/02	Instrumentarium Corp	SpaceLabs Medical Inc	14.25	15.45	15.30	13.00	-7.8%	-6.9%	9.6%
03/26/02	07/22/02	RBC Centura Banks Inc	Eagle Bancshares Inc	26.00	17.50	16.00	15.45	48.6%	62.5%	68.3%
04/02/02	06/14/02	Kroll Inc	ONTRACK Data International	15.51	9.71	9.50	8.67	59.7%	63.3%	78.9%
04/11/02	08/31/02	Banknorth Group Inc	Bancorp Connecticut Inc	28.00	22.85	22.30	22.50	22.5%	25.6%	24.4%
04/22/02	06/10/02	IXYS Corp	Clare Inc	5.58	6.08	4.85	3.36	-8.2%	15.1%	66.1%
04/23/02	06/05/02	Mentor Graphics Corp	Innoveda Inc	3.95	2.45	2.36	2.01	61.2%	67.4%	96.5%
04/24/02	06/28/02	Cadence Design Systems Inc	Simplex Solutions Inc	14.35	11.63	10.88	9.94	23.4%	31.9%	44.4%
04/25/02	07/17/02	Plantation Petroleum Holdings	Maynard Oil Co	17.00	18.95	18.40	19.50	-10.3%	-7.6%	-12.8%
04/29/02	07/31/02	Synovus Financial Corp	Community Financial Group	26.00	18.54	18.50	18.50	40.2%	40.5%	40.5%
05/02/02	07/31/02	MeriStar Hotels & Resorts Inc	Interstate Hotels Corp	5.57	2.61	2.51	2.58	113.4%	121.9%	115.9%
05/02/02	06/18/02	Level 3 Communications Inc	Software Spectrum Inc	37.00	16.64	16.70	18.50	122.4%	121.6%	100.0%
05/08/02	09/27/02	Olin Corp	Chase Industries Inc	11.52	14.50	14.00	11.80	-20.6%	-17.7%	-2.4%
05/14/02	07/08/02	Boston Scientific Corp	BEI Medical Systems Co	6.84	5.52	5.07	5.80	23.9%	34.9%	17.9%
05/15/02	06/27/02	Cardinal Health Inc	Boron LePore & Associates Inc	16.00	13.33	12.10	12.20	20.0%	32.2%	31.1%
05/15/02	06/26/02	Kellwood Co	Gerber Childrenswear	6.85	8.25	6.80	7.60	-17.0%	0.7%	-9.9%
05/16/02	01/01/03	NSB Holding Corp	Liberty Bancorp	26.50	18.23	18.25	17.87	45.4%	45.2%	48.3%
05/21/02	07/25/02	Castle Harlan Inc	Morton’s Restaurant Group Inc	17.00	15.23	15.50	12.98	11.6%	9.7%	31.0%
05/23/02	10/29/02	SymmetriCom Inc	Datum Inc	16.84	11.41	11.22	11.92	47.6%	50.1%	41.3%
05/29/02	08/01/02	Openwave Systems Inc	SignalSoft Corp	2.26	1.06	1.05	1.17	113.2%	115.2%	93.2%
05/30/02	07/31/02	Tier Technologies Inc	Official Payments Corp	3.00	2.23	2.08	2.44	34.5%	44.2%	23.0%
06/10/02	07/22/02	Novell Inc	SilverStream Software Inc	9.00	5.14	4.81	4.90	75.1%	87.1%	83.7%

Rodman & Renshaw, Inc.	1 of 2

Lexent Inc.

Premiums Paid Analysis — Small Cap.

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

06/10/02	09/06/02	SmartForce PLC	SkillSoft Corp	12.67	15.10	17.62	17.92	-16.1%	-28.1%	-29.3%
06/12/02	11/15/02	Cornerstone Equity Investors	Vestcom International Inc	6.25	4.15	3.80	3.50	50.6%	64.5%	78.6%
06/25/02	08/23/02	Liberty Broadband Interactive	Wink Communications Inc	3.00	2.79	1.87	2.31	7.5%	60.4%	29.9%
07/23/02	11/18/02	Umpqua Holdings Corp	Centennial Bancorp	9.35	7.00	7.49	7.40	33.6%	24.8%	26.4%
07/23/02	09/20/02	Synopsys Inc	inSilicon Corp	4.05	2.45	2.45	2.53	65.3%	65.3%	60.1%
07/26/02	02/28/03	Samuel J Heyman	International Specialty Prods	10.30	9.88	10.13	7.70	4.3%	1.7%	33.8%
07/26/02	02/07/03	Valhi Inc	Tremont Corp	65.21	33.20	30.39	29.80	96.4%	114.6%	118.8%
08/01/02	09/09/02	Four Seasons Health Care Ltd	Omega Worldwide Inc	3.32	2.20	2.05	2.00	50.9%	62.0%	66.0%
08/08/02	12/31/02	Banknorth Group Inc	Warren Bancorp Inc	15.75	10.56	12.25	12.20	49.1%	28.6%	29.1%
08/12/02	09/13/02	NRT Inc	DeWolfe Cos Inc	19.00	9.11	8.90	12.60	108.6%	113.5%	50.8%
08/19/02	11/01/02	Berkshire Hathaway Inc	CTB International Corp	12.75	14.67	14.73	12.46	-13.1%	-13.4%	2.3%
08/29/02	01/29/03	RBC Centura Banks Inc	Admiralty Bancorp Inc	26.00	23.32	22.99	21.00	11.5%	13.1%	23.8%
09/25/02	12/13/02	KeyCorp	Union Bankshares Ltd	22.63	13.75	13.00	13.00	64.6%	74.1%	74.1%
10/09/02	01/07/03	Borland Software Corp	Starbase Corp	2.75	0.80	0.76	0.83	243.8%	261.4%	231.3%
10/21/02	01/08/03	King Pharmaceuticals Inc	Meridian Medical Technologies	44.50	38.15	36.77	29.49	16.6%	21.0%	50.9%
10/22/02	12/13/02	Microsoft Corp	Vicinity Corp	3.33	2.24	2.24	2.23	48.7%	48.7%	49.3%
10/24/02	12/02/02	DRS Technologies Inc	Paravant Inc	4.75	3.60	3.50	3.71	31.9%	35.7%	28.0%
11/04/02	02/05/03	SHPS Inc	Ebenx Inc	4.85	1.97	1.65	1.67	146.2%	193.9%	190.4%
11/08/02	02/28/03	Chittenden Corp	Granite State Bankshares	46.00	36.88	35.40	31.38	24.7%	29.9%	46.6%
11/08/02	01/21/03	Investor Group	Prophet 21 Inc	16.30	13.00	12.00	9.16	25.4%	35.8%	77.9%
11/11/02	02/03/03	Hyseq Pharmaceuticals Inc	Variagenics Inc	2.22	0.96	1.04	0.74	131.3%	113.6%	200.0%
11/12/02	12/19/02	Berwind Co LLC	Hunt Corp	12.50	9.45	9.53	9.10	32.3%	31.2%	37.4%
11/14/02	02/10/03	Johnson & Johnson	OraPharma Inc	7.41	7.25	4.44	4.83	2.2%	66.9%	53.4%
11/21/02	03/06/03	H Lundbeck A/S	Synaptic Pharmaceutical Corp	6.50	6.00	4.00	4.01	8.3%	62.5%	62.1%
12/05/02	03/03/03	Dun & Bradstreet Corp	Hoovers Inc	7.00	5.29	5.58	5.14	32.3%	25.4%	36.2%
01/13/03	03/01/03	Synopsys Inc	Numerical Technologies Inc	7.00	3.70	3.70	3.10	89.2%	89.2%	125.8%
01/21/03	03/03/03	Forrester Research Inc	Giga Information Group Inc	4.75	1.56	1.73	1.55	204.5%	174.6%	206.5%
04/16/03	05/30/03	Crane Co	Signal Technology Corp	13.25	13.18	13.14	13.21	0.5%	0.8%	0.3%

							Average:	42.6%	50.9%	56.9%
							Median:	32.1%	36.2%	45.5%
							Low:	-34.8%	-28.1%	-40.9%
							High:	243.8%	261.4%	231.3%

Rodman & Renshaw, Inc.	2 of 2

Lexent Inc.

Premiums Paid Analysis — Comparable Industry

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

01/18/99	06/30/99	Vodafone Group PLC	AirTouch Communications Inc	$97.52	$69.38	$64.94	$56.88	40.6%	50.2%	71.5%
01/29/99	04/19/00	New England Electric System	Eastern Utilities Associates	31.43	30.00	28.63	28.25	4.8%	9.8%	11.3%
02/01/99	05/21/99	America Online Inc	MovieFone Inc	29.25	25.00	21.25	16.50	17.0%	37.6%	77.3%
02/17/99	02/10/00	SCANA Corp	PSNC	33.00	22.75	22.75	25.00	45.1%	45.1%	32.0%
03/04/99	12/29/00	UtiliCorp United Inc	St Joseph Light & Power Co	24.15	16.88	17.00	17.13	43.1%	42.1%	41.0%
03/15/99	10/25/99	El Paso Energy Corp	Sonat Inc	35.75	30.06	25.75	25.62	18.9%	38.8%	39.5%
03/17/99	09/28/99	Global Crossing Ltd	Frontier Corp	49.20	44.63	38.63	34.75	10.3%	27.4%	41.6%
03/23/99	05/27/99	ServiceMaster Co	American Residential Services	5.75	4.38	3.38	3.44	31.4%	70.4%	67.3%
03/25/99	08/18/00	Northern States Power Co	New Century Energies Inc	42.24	38.69	39.00	41.25	9.2%	8.3%	2.4%
04/23/99	02/08/00	Energy East Corp	Connecticut Energy	42.00	31.31	28.00	25.44	34.1%	50.0%	65.1%
05/03/99	08/24/99	Investor Group	Cellular Commun of Puerto Rico	29.50	23.75	26.13	27.50	24.2%	12.9%	7.3%
05/05/99	10/29/99	Thermo Electron Corp	Thermo Power Corp	12.00	11.38	12.19	8.50	5.5%	-1.5%	41.2%
05/18/99	10/05/99	Metromedia International Group	PLD Telekom Inc	2.74	2.75	2.75	2.75	-0.4%	-0.4%	-0.4%
05/21/99	07/30/99	Tandy Corp	AmeriLink Corp	15.34	10.88	9.94	7.13	41.1%	54.4%	115.3%
05/25/99	04/07/00	Investor Group	TNP Enterprises Inc	44.00	34.94	32.94	32.00	25.9%	33.6%	37.5%
05/28/99	10/01/99	MCI WorldCom	SkyTel Communications Inc	19.97	19.31	20.06	17.13	3.4%	-0.5%	16.6%
06/01/99	01/07/00	Yorkshire Water PLC	Aquarion Co	37.05	31.06	28.94	26.56	19.3%	28.0%	39.5%
06/01/99	01/14/00	Liberty Media Group	Associated Group Inc	67.47	65.00	65.25	57.88	3.8%	3.4%	16.6%
06/02/99	09/23/99	Westwood One Inc	Metro Networks Inc	52.50	55.50	57.00	50.06	-5.4%	-7.9%	4.9%
06/07/99	11/04/99	Southern Union Co	Pennsylvania Enterprises Inc	35.00	29.69	29.00	25.88	17.9%	20.7%	35.3%
06/11/99	03/31/00	Indiana Energy Inc	SIGCORP Inc	30.08	29.50	30.00	30.00	2.0%	0.3%	0.3%
06/14/99	06/30/00	Qwest Commun Int Inc	US WEST Inc	82.47	62.25	54.94	55.06	32.5%	50.1%	49.8%
06/15/99	09/01/00	Energy East Corp	CMP Group Inc	29.50	20.06	20.56	20.75	47.0%	43.5%	42.2%
06/15/99	03/01/00	Northeast Utilities	Yankee Energy System Inc	45.00	32.50	30.63	29.63	38.5%	46.9%	51.9%
06/23/99	02/28/00	VoiceStream Wireless Corp	Omnipoint Corp	32.23	20.75	18.00	17.63	55.3%	79.1%	82.9%
06/28/99	04/26/00	Wisconsin Energy Corp	WICOR Inc	31.50	26.56	24.38	25.50	18.6%	29.2%	23.5%
06/30/99	09/01/00	Energy East Corp	CTG Resources Inc	41.00	35.63	32.94	26.94	15.1%	24.5%	52.2%
07/15/99	11/08/00	Eastern Enterprises	EnergyNorth Inc	47.00	29.69	29.63	28.63	58.3%	58.6%	64.2%
07/19/99	01/06/00	AirTouch Cellular	CommNet Cellular Inc	31.00	30.25	32.06	21.43	2.5%	-3.3%	44.7%
07/21/99	11/09/99	Cincinnati Bell Inc	IXC Communications Inc	49.43	36.25	37.31	42.00	36.4%	32.5%	17.7%
08/13/99	09/22/99	Hochtief AG	Turner Corp	28.63	25.31	27.00	21.25	13.1%	6.0%	34.7%
08/22/99	11/29/00	Carolina Power & Light Co	Florida Progress Corp	54.00	44.63	42.63	41.75	21.0%	26.7%	29.3%
08/23/99	11/23/99	PSINet Inc	Transaction Network Services	45.28	34.25	28.00	28.93	32.2%	61.7%	56.5%
08/23/99	07/27/00	Suez Lyonnaise des Eaux SA	United Water Resources Inc	35.00	31.06	24.13	23.19	12.7%	45.1%	50.9%
08/27/99	12/08/99	Viatel Inc	Destia Communications Inc	18.63	13.93	10.81	10.59	33.7%	72.3%	75.9%
09/20/99	05/01/00	VoiceStream Wireless Corp	Aerial Communications Inc	25.51	20.00	18.69	15.00	27.6%	36.5%	70.1%
09/23/99	10/20/00	PECO Energy Co	Unicom Corp	33.90	37.06	38.88	39.38	-8.5%	-12.8%	-13.9%
10/05/99	05/31/01	DTE Energy Co	MCN Energy Group Inc	28.68	17.69	17.06	18.13	62.1%	68.1%	58.2%
10/25/99	03/14/00	Investor Group	MidAmerican Energy Holdings Co	35.05	27.25	27.63	28.94	28.6%	26.9%	21.1%
11/04/99	11/08/00	KeySpan Corp	Eastern Enterprises	64.00	51.56	50.38	48.25	24.1%	27.0%	32.6%
11/08/99	11/10/00	Arch Communications Group Inc	PageNet	0.85	0.97	1.09	0.75	-12.3%	-22.3%	13.3%

Rodman & Renshaw, Inc.	1 of 3

Lexent Inc.

Premiums Paid Analysis — Comparable Industry

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

11/15/99	09/28/00	Southern Union Co	Providence Energy Corp	42.50	32.88	31.31	27.88	29.3%	35.7%	52.5%
11/22/99	11/29/00	Thames Water PLC	E’town Corp	68.00	51.88	52.00	45.63	31.1%	30.8%	49.0%
12/01/99	09/20/00	Southern Union Co	Valley Resources Inc	25.00	20.50	18.94	14.25	22.0%	32.0%	75.4%
12/13/99	02/09/00	Mail.com Inc	NetMoves	9.87	5.50	5.06	3.94	79.5%	95.0%	150.7%
12/22/99	04/26/00	GPU Inc	MYR Group Inc	30.10	21.00	20.63	18.88	43.3%	45.9%	59.5%
01/10/00	06/19/00	NextLink Communications Inc	Concentric Network Corp	45.00	30.00	31.63	25.00	50.0%	42.3%	80.0%
01/18/00	01/29/01	El Paso Energy Corp	Coastal Corp	45.66	36.00	34.13	33.44	26.8%	33.8%	36.6%
01/31/00	08/15/00	Thermo Electron Corp	Thermo Ecotek	7.00	6.25	5.75	5.19	12.0%	21.7%	34.9%
01/31/00	08/25/00	Standard Pacific Corp	Writer Corp	3.35	2.25	1.91	1.50	48.9%	75.8%	123.3%
02/17/00	05/02/00	Lennar Corp	US Home Corp	36.00	24.88	25.25	27.06	44.7%	42.6%	33.0%
02/28/00	11/01/00	NiSource Inc	Columbia Energy Group	72.60	57.06	59.94	65.00	27.2%	21.1%	11.7%
02/28/00	12/11/00	PowerGen PLC	LG&E Energy Corp	24.85	15.75	15.69	17.00	57.8%	58.4%	46.2%
02/29/00	11/13/00	TeleCorp PCS Inc	Tritel Inc	41.04	24.00	23.63	26.94	71.0%	73.7%	52.4%
03/13/00	06/22/00	Coachmen Industries Inc	Mod U Kraf Homes Inc	11.75	5.50	5.50	5.88	113.6%	113.6%	100.0%
03/20/00	11/29/00	RMI.NET Inc	Internet Communications Corp	0.42	3.56	4.00	2.94	-88.2%	-89.5%	-85.7%
06/29/00	10/01/00	Infrastrux Group Inc	Utilx Corp	6.13	4.38	4.63	4.06	40.1%	32.5%	50.9%
06/30/00	10/10/01	NS Power Hldg Inc	Bangor Hydro-Electric Co	26.81	15.00	15.25	15.13	78.7%	75.8%	77.3%
07/17/00	03/27/01	AES Corp	IPALCO Enterprises Inc	25.00	21.50	21.38	19.94	16.3%	17.0%	25.4%
07/24/00	05/31/01	Deutsche Telekom AG	VoiceStream Wireless Corp	93.96	124.94	117.06	116.87	-24.8%	-19.7%	-19.6%
08/08/00	11/06/01	FirstEnergy Corp	GPU Inc	36.50	30.70	26.69	28.19	18.9%	36.8%	29.5%
08/24/00	12/22/00	Bracknell Corp	Able Telcom Holding Corp	2.52	3.38	2.50	2.75	-25.3%	0.8%	-8.4%
08/27/00	05/31/01	VoiceStream Wireless Corp	Powertel Inc	106.01	86.63	83.06	86.06	22.4%	27.6%	23.2%
08/28/00	01/24/01	Hovnanian Enterprises Inc	Washington Homes Inc	10.08	7.13	7.25	6.50	41.5%	39.0%	55.1%
09/05/00	07/01/01	WorldCom Inc	Intermedia Communications Inc	16.19	22.88	20.88	19.44	-29.2%	-22.4%	-16.7%
09/05/00	01/31/02	National Grid Group PLC	Niagara Mohawk Holdings Inc	19.00	13.88	12.75	14.00	36.9%	49.0%	35.7%
10/02/00	04/25/01	Genesis Malaysia Maju Fund	Vialog Corp	7.19	8.81	7.88	8.19	-18.4%	-8.7%	-12.2%
10/03/00	12/07/00	McLeodUSA Inc	CapRock Communications Corp	5.06	5.06	5.53	5.44	0.0%	-8.5%	-6.9%
10/12/00	12/31/00	Technical Olympic USA Inc	Engle Homes Inc	19.10	15.75	15.63	15.75	21.3%	22.2%	21.3%
10/27/00	03/16/01	Enron Corp	Azurix Corp	8.38	3.56	3.56	3.58	135.2%	135.2%	134.2%
11/03/00	04/02/01	Cendant Corp	Fairfield Communities Inc	16.00	13.94	12.50	10.56	14.8%	28.0%	51.5%
02/12/01	08/01/02	Potomac Electric Power Company	Conectiv Inc	25.00	21.00	18.82	18.38	19.0%	32.8%	36.1%
02/20/01	06/28/02	Energy East Corp	RGS Energy Group	39.37	33.10	33.10	30.06	18.9%	18.9%	31.0%
03/16/01	05/11/01	Enbridge Inc	Midcoast Energy Resources Inc	27.00	25.20	26.25	22.60	7.1%	2.9%	19.5%
04/27/01	07/09/01	TransWestern Publishing Co LLC	WorldPages.com Inc	3.00	2.20	2.35	1.85	36.4%	27.7%	62.2%
05/01/01	07/31/01	Pulte Homes Inc	Del Webb Corp	41.82	33.80	30.80	30.50	23.7%	35.8%	37.1%
09/17/01	01/10/03	RWE AG	American Water Works Co Inc	46.00	32.74	33.43	31.14	40.5%	37.6%	47.7%
09/24/01	12/12/01	VeriSign Inc	Illuminet Holdings Inc	35.62	34.98	34.06	31.48	1.8%	4.6%	13.2%
09/27/01	02/19/02	Reliant Resources Inc	Orion Power Holdings Inc	26.80	19.20	17.65	22.40	39.6%	51.8%	19.6%
10/08/01	02/15/02	AT&T Wireless Services Inc	TeleCorp PCS Inc	14.51	10.04	10.01	13.01	44.5%	45.0%	11.5%
10/23/01	02/22/02	DR Horton Inc	Schuler Homes Inc	21.96	12.00	11.82	12.11	83.0%	85.8%	81.3%
11/07/01	01/07/02	UtiliCorp United Inc	Aquila Inc	20.69	17.99	18.35	24.65	15.0%	12.8%	-16.1%

Rodman & Renshaw, Inc.	2 of 3

Lexent Inc.

Premiums Paid Analysis — Comparable Industry

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

11/21/01	05/24/02	D&E Communications Inc	Conestoga Enterprises Inc	33.00	24.50	23.76	24.10	34.7%	38.9%	36.9%
01/07/02	02/27/02	Dycom Industries Inc	Arguss Communications Inc	5.76	4.42	4.06	3.76	30.3%	41.9%	53.2%
01/10/02	02/21/02	US RealTel Inc	Cypress Communications Inc	3.50	1.99	1.86	1.50	75.9%	88.2%	133.3%
01/30/02	04/17/02	Beazer Homes USA	Crossmann Communities Inc	46.48	30.23	30.99	33.00	53.8%	50.0%	40.8%
02/15/02	06/03/02	Xcel Energy Inc	NRG Energy Inc	12.86	10.00	9.60	13.27	28.6%	34.0%	-3.1%

							Average:	27.4%	32.9%	40.1%
							Median:	26.8%	33.6%	37.5%
							Low:	-88.2%	-89.5%	-85.7%
							High:	135.2%	135.2%	150.7%

Rodman & Renshaw, Inc.	3 of 3

Lexent Inc.

Premiums Paid Analysis — Majority Shareholder Acquiror

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

02/24/99	05/21/99	Investor Group	Industrial Scientific	$28.50	$20.50	$20.38	$20.50	39.0%	39.9%	39.0%
03/08/99	12/01/99	Investor Group	ENStar Inc	12.50	8.00	7.88	8.25	56.3%	58.7%	51.5%
03/09/99	06/30/99	Kerr-McGee Corp	Sun Energy Partners LP	5.75	4.06	4.00	3.81	41.6%	43.8%	50.9%
03/21/99	07/01/99	Viacom Inc	Spelling Entertainment Group	9.75	9.00	6.81	6.31	8.3%	43.2%	54.5%
03/24/99	11/04/99	Warburg, Pincus Ventures Inc	Knoll Inc	28.00	15.25	18.44	19.13	83.6%	51.9%	46.4%
04/01/99	08/15/99	Vivendi SA	Aqua Alliance Inc	2.90	2.25	2.44	1.44	28.9%	19.0%	101.7%
04/12/99	06/30/99	Investor Group	Meadowcraft Inc	10.00	6.06	6.13	5.63	64.9%	63.3%	77.8%
04/29/99	08/09/99	Killearn Inc	Killearn Properties Inc	5.50	5.00	5.00	5.13	10.0%	10.0%	7.3%
05/05/99	10/29/99	Thermo Electron Corp	Thermo Power Corp	12.00	11.38	12.19	8.50	5.5%	-1.5%	41.2%
05/07/99	07/30/99	McDermott International Inc	J Ray McDermott SA	35.62	30.50	31.50	29.87	16.8%	13.1%	19.3%
05/21/99	12/10/99	Thermo Instrument Systems Inc	ThermoSpectra	16.00	11.50	11.13	9.94	39.1%	43.8%	61.0%
07/13/99	01/07/00	Thermo Instrument Systems Inc	Thermo Vision	7.00	4.00	4.38	3.38	75.0%	60.0%	107.4%
10/20/99	06/06/00	Thermo Electron Corp	Thermoretec Corp	7.00	5.50	5.25	5.19	27.3%	33.3%	34.9%
11/05/99	11/05/99	Discount Investment Corp	PEC Israel Economic Corp	36.50	36.44	36.13	35.50	0.2%	1.0%	2.8%
11/16/99	09/22/00	Thermo Electron Corp	Thermo TerraTech Inc	6.00	7.13	6.63	5.38	-15.8%	-9.4%	11.6%
12/01/99	04/19/00	Boise Cascade Corp	Boise Cascade Office Products	16.50	11.50	10.63	10.31	43.5%	55.3%	60.0%
12/08/99	06/19/00	Heico Companies LLC	Robertson-Ceco Corp	11.50	7.88	8.00	8.13	46.0%	43.8%	41.5%
12/15/99	08/15/00	Thermo Electron Corp	ThermoLase Corp	2.73	2.38	2.13	1.88	14.9%	28.5%	45.6%
12/17/99	08/15/00	Thermo Electron Corp	ThermoTrex Corp	8.26	8.75	8.31	8.00	-5.6%	-0.6%	3.3%
01/19/00	04/19/00	Metropolitan Life Insurance Co	Conning Corp	12.50	10.81	9.00	8.22	15.6%	38.9%	52.1%
01/31/00	05/03/00	Thermo Instrument Systems Inc	Metrika Systems Corp	9.00	9.63	9.00	6.13	-6.5%	0.0%	46.9%
01/31/00	04/13/00	Thermo Instrument Systems Inc	ONIX Systems Inc	9.00	8.75	7.75	6.50	2.9%	16.1%	38.5%
01/31/00	04/12/00	Thermedics	Thermedics Detection Inc	8.00	7.94	7.94	7.00	0.8%	0.8%	14.3%
01/31/00	04/20/00	Thermo Instrument Systems Inc	Thermo BioAnalysis	28.00	18.50	18.00	18.25	51.4%	55.6%	53.4%
01/31/00	05/12/00	Thermo Instrument Systems Inc	Thermo Optek Corp	15.00	14.06	15.81	10.63	6.7%	-5.1%	41.2%
01/31/00	04/04/00	Thermedics	Thermo Sentron Inc	15.50	14.44	14.50	14.50	7.4%	6.9%	6.9%
01/31/00	05/12/00	Thermo Instrument Systems Inc	ThermoQuest Corp	17.00	12.50	11.56	10.50	36.0%	47.0%	61.9%
01/31/00	06/30/00	Thermo Electron Corp	Thermedics	10.80	6.13	5.81	5.31	76.3%	85.8%	103.3%
02/02/00	06/30/00	Thermo Electron Corp	Thermo Instrument Systems Inc	20.40	16.06	15.31	10.50	27.0%	33.2%	94.3%
03/14/00	06/20/00	Alcoa Inc	Howmet International Inc	21.00	18.50	18.63	18.38	13.5%	12.8%	14.3%
03/17/00	09/15/00	BP Amoco PLC	Vastar Resources Inc	83.00	71.44	61.50	49.00	16.2%	35.0%	69.4%
03/23/00	06/08/00	Security Capital Group Inc	Homestead Village Inc	4.10	2.75	2.63	2.06	49.1%	56.2%	98.8%
03/27/00	06/27/00	Hartford Fin Svcs Group Inc	Hartford Life	50.50	42.56	36.00	35.25	18.6%	40.3%	43.3%
04/24/00	07/17/00	Investor Group	Cherry Corp	26.40	13.00	12.63	15.50	103.1%	109.1%	70.3%
05/04/00	12/31/00	Intermountain Industries	Petroglyph Energy Inc	2.85	2.00	1.38	1.63	42.5%	107.3%	75.4%
07/09/00	09/14/00	Invitrogen Corp	Life Technologies Inc	60.00	49.00	49.00	50.00	22.4%	22.4%	20.0%
07/20/00	11/17/00	Kennametal Inc	JLK Direct Distribution Inc	8.75	5.88	4.50	5.19	48.9%	94.4%	68.7%
07/27/00	09/13/00	Investor Group	Brookdale Living Communities	15.25	15.00	14.88	14.56	1.7%	2.5%	4.7%
08/14/00	07/13/01	News Corp Ltd	BHC Communications Inc	165.00	141.75	145.50	150.00	16.4%	13.4%	10.0%
08/15/00	02/21/01	Viacom Inc	Infinity Broadcasting Corp	32.89	35.25	37.44	35.38	-6.7%	-12.1%	-7.0%
08/30/00	01/03/01	AXA Group	AXA Financial Inc	54.63	52.25	49.75	40.69	4.6%	9.8%	34.3%
09/01/00	12/18/00	Minolta Investments Co	Minolta-QMS Inc	6.00	3.00	3.00	3.06	100.0%	100.0%	95.9%

Rodman & Renshaw, Inc.	1 of 2

Lexent Inc.

Premiums Paid Analysis — Majority Shareholder Acquiror

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

09/21/00	03/09/01	Ford Motor Co	Hertz Corp	35.50	24.25	24.88	31.69	46.4%	42.7%	12.0%
10/25/00	07/31/01	Investor Group	Uno Restaurant Corp	9.75	7.31	6.06	6.81	33.3%	60.8%	43.1%
10/27/00	03/16/01	Enron Corp	Azurix Corp	8.38	3.56	3.56	3.58	135.2%	135.2%	134.2%
11/10/00	01/31/01	HCH Acquisition Corp	Holt’s Cigar Holding Inc	5.50	3.50	3.81	3.56	57.1%	44.3%	54.4%
12/14/00	08/31/01	O Gene Bicknell	NPC International Inc	11.55	10.38	10.81	8.75	11.3%	6.8%	32.0%
12/20/00	04/12/01	Vitamin Shoppe Industries Inc	Vitaminshoppe.com Inc	1.00	0.31	0.47	0.38	220.0%	113.3%	166.7%
01/16/01	12/01/01	Investor Group	Leslie Fay Co Inc	5.00	2.88	2.81	3.13	73.9%	77.8%	60.0%
02/15/01	09/28/01	Westfield America Trust	Westfield America Inc	16.25	14.45	14.55	14.19	12.5%	11.7%	14.5%
03/26/01	08/21/01	Credit Suisse First Boston	CSFBdirect	6.00	2.50	2.97	3.45	140.0%	102.0%	73.9%
05/09/01	07/26/02	Investor Group	Pierre Foods Inc	2.50	1.63	0.97	1.00	53.8%	158.1%	150.0%
05/14/01	10/31/01	Seneca Investments LLC	Agency.com Ltd	3.35	2.05	2.31	1.28	63.4%	45.0%	161.7%
05/23/01	09/28/01	Electronic Data Systems Corp	Unigraphics Solutions Inc	32.50	21.25	19.25	17.98	52.9%	68.8%	80.8%
05/30/01	09/06/01	Bacou SA	Bacou USA Inc	28.50	23.40	24.30	25.60	21.8%	17.3%	11.3%
06/06/01	12/13/01	Liberty Mutual Insurance Co	Liberty Financial Cos Inc	33.70	27.00	24.06	24.00	24.8%	40.1%	40.4%
08/01/01	01/18/02	Dwain Neumann	National Home Centers Inc	1.40	1.11	1.16	1.05	26.1%	20.7%	33.3%
08/16/01	01/24/03	Northwest Bancorp	Leeds Federal Bankshares Inc	32.00	16.40	16.75	16.35	95.1%	91.0%	95.7%
08/21/01	02/26/02	Thermo Electron Corp	Spectra Physics Inc	17.50	13.69	17.61	19.00	27.8%	-0.6%	-7.9%
09/13/01	12/28/01	MRV Communications Inc	Luminent Inc	1.26	1.35	1.20	2.70	-6.7%	5.0%	-53.3%
10/01/01	02/13/02	Investor Group	NCH Corp	52.50	39.19	39.30	44.20	34.0%	33.6%	18.8%
10/12/01	03/15/02	Liberty Media Corp	Liberty Digital	3.23	2.93	3.13	4.49	10.2%	3.2%	-28.1%
11/07/01	01/07/02	UtiliCorp United Inc	Aquila Inc	20.69	17.99	18.35	24.65	15.0%	12.8%	-16.1%
02/04/02	03/21/02	Limited Inc	Intimate Brands Inc	19.72	17.90	16.72	15.81	10.2%	17.9%	24.7%
02/15/02	06/03/02	Xcel Energy Inc	NRG Energy Inc	12.86	10.00	9.60	13.27	28.6%	34.0%	-3.1%
02/19/02	04/11/02	Sabre Holdings Corp	Travelocity.com Inc	28.00	19.20	19.96	22.86	45.8%	40.3%	22.5%
03/04/02	06/28/02	IOS Brands Corp	FTD.COM INC	3.35	9.00	8.74	7.79	-62.8%	-61.7%	-57.0%
03/08/02	04/16/02	Lufthansa Technik AG	Hawker Pacific Aerospace	3.25	3.17	3.15	2.59	2.5%	3.2%	25.5%
03/18/02	09/13/02	Network Associates Inc	McAfee.com Corp	15.43	15.54	17.40	16.25	-0.7%	-11.3%	-5.0%
04/18/02	02/21/03	Investor Group	Partsbase Inc	1.50	1.10	1.04	0.77	36.4%	44.2%	94.8%
05/16/02	08/19/02	IPC Advisors SARL	Balanced Care Corp	0.25	0.10	0.09	0.10	150.0%	177.8%	150.0%
05/31/02	01/17/03	USA Interactive	Ticketmaster	15.85	21.50	22.00	22.03	-26.3%	-28.0%	-28.1%
07/26/02	02/07/03	Valhi Inc	Tremont Corp	65.21	33.20	30.39	29.80	96.4%	114.6%	118.8%
08/14/02	12/31/02	First Banks Inc	First Banks America Inc	40.54	40.35	41.50	40.09	0.5%	-2.3%	1.1%
08/20/02	10/31/02	Union Oil Co of California	Pure Resources Inc	21.48	17.80	16.91	17.55	20.7%	27.0%	22.4%
04/07/03	05/05/03	Computer Network Technology	INRANGE Technologies Corp	2.31	2.27	2.28	2.31	1.8%	1.3%	0.0%

							Average:	35.2%	38.3%	44.9%
							Median:	26.6%	33.8%	41.2%
							Low:	-62.8%	-61.7%	-57.0%
							High:	220.0%	177.8%	166.7%

Rodman & Renshaw, Inc.	2 of 2

Lexent Inc.

Discounted Cash Flow

	2002	2003E	2004E	2005E	2006E	2007E

Net income		$(16,720)	$(5,585)	$(1,799)	$1,128	$1,949
Adjustments Depreciation		2,455	1,240	1,248	919	947
Non-cash stock based compensation		3,036	—	—	—	—
Loss of deposit		—	—	—	—	—
Changes in working capital		18,583	(1,294)	(989)	(790)	(450)
Capital expenditure		(3,415)	(950)	(1,150)	(1,150)	(1,150)
Debt repayment		(2,105)	(394)	—	—	—
Payments from restructuring		(4,053)	(1,400)	(1,200)	(740)	(750)
Long-term incentive compensation		600	600	600	600	—

Total adjustments		15,101	(2,198)	(1,491)	(1,162)	(1,403)

Net cash flow from operations		(1,620)	(7,784)	(3,289)	(33)	546
Terminal value:
2007 EBITDA						1,808
EV/EBITDA multiple						6.0

Projected EV						10,845
Less restructuring reserve						(2,446)
Less incentive comp						(3,000)

Equity value						5,399

Total cash flows	$72,411	$(1,620)	$(7,784)	$(3,289)	$(33)	$5,945

	Low	High

Discount rate	25.0%	15.0%
Equity value	$65,673	$65,419
Price per share	$1.54	$1.53

Rodman & Renshaw, Inc.	1 of 1

Lexent Inc.

Liquidation Value

	April 30, 2003

		Low		High
	Book
	Value	%	Value	%	Value

Cash	$76,968	100%	$76,968	100%	$76,968
Certificate of deposit	2,007	0%	—	0%	—
Accounts receivable	17,360	70%	12,152	85%	14,756
Retention receivable	3,224	70%	2,257	85%	2,740
Reserve for doubtful accounts	(4,323)	100%	(4,323)	100%	(4,323)
Costs and est. earnings in excess of billings	3,516	30%	1,055	60%	2,110
Unbilled receivables	214	70%	150	85%	182
Costs of uncompleted jobs	1,205	30%	362	60%	723
Interest receivable	60	70%	42	100%	60
Prepaids and other current assets	1,677	0%	—	0%	—
Taxes receivable	—	100%	—	100%	—

Total current assets	101,908		88,662		93,216
PP&E, net	3,366	40%	1,346	70%	2,356
Other assets	846	0%	—	50%	423

Total assets	106,120		90,008		95,995
Less liabilities	(23,228)		(23,228)		(23,228)

Net value	82,892		66,780		72,767
Operating losses during shutdown period	—		(8,721)		(8,721)
Severance & other termination costs	—		(4,187)		(4,187)
Lease obligations, 2004 and beyond	—		(8,568)		(4,284)

Liquidation value	82,892		45,304		55,574
Shares outstanding	42,690		42,690		42,690
			.

Value per share	$1.94		$1.06		$1.30

Rodman & Renshaw, Inc.	1 of 1

Lexent Inc.

Projections

	2002	2003E	2004E	2005E	2006E	2007E

Revenue:
HOK	91,821	78,048	80,389	82,801	85,285	87,844
NNT	33,784	5,710	—	—	—	—
LSI	4,177	7,310	10,965	12,061	13,267	13,931
LMC	—	—	790	1,270	1,750	2,230
Intercompany	(5,937)	—	—	—	—	—

Total	123,845	91,068	92,144	96,132	100,302	104,004
Direct costs:
HOK	83,168	66,341	64,955	65,910	66,863	68,869
NNT	29,297	4,283	—	—	—	—
LSI	3,400	5,848	8,772	9,046	9,950	10,448
LMC	—	—	460	474	488	503
Corp.	(31)	—	—	—	—	—
Intercompany	(5,937)	—	—	—	—	—

Total	109,897	76,471	74,186	75,429	77,302	79,820
Overhead:
HOK	16,361	11,707	8,843	8,280	8,528	8,784
NNT	2,957	1,028	—	—	—	—
LSI	1,313	1,096	1,206	1,206	1,194	1,254
LMC	—	—	600	618	637	656

Total	20,631	13,831	10,649	10,104	10,359	10,694
Gross profit:
HOK	(7,708)	—	6,592	8,611	9,893	10,190
NNT	1,530	400	—	—	—	—
LSI	(536)	365	987	1,809	2,123	2,229
LMC	—	—	(270)	178	625	1,072
Corp.	31	—	—	—	—	—
Intercompany	—	—	—	—	—	—

Total	(6,683)	765	7,309	10,599	12,641	13,490
General & administrative	16,031	13,626	12,945	12,298	11,683	11,683

EBITDA	(22,714)	(12,861)	(5,636)	(1,699)	958	1,808
Depreciation & amortization	4,786	2,455	1,240	1,248	919	947
Non-cash stock based compensation	3,298	3,036	—	—	—	—
Restructuring charges	9,133	—	—	—	—	—

EBIT	(39,931)	(18,352)	(6,876)	(2,947)	40	861
Interest expense	245	60	9	—	—	—
Interest income	(1,350)	(1,320)	(1,290)	(1,149)	(1,089)	(1,088)
Other expense/(income), net	3,744	—	—	—	—	—
Impairment of goodwill	1,514	—	—	—	—	—

Income before taxes	(44,084)	(17,092)	(5,585)	(1,799)	1,128	1,949
Provision for income tax	6,214	(372)	—	—	—	—

Net income	(50,298)	(16,720)	(5,585)	(1,799)	1,128	1,949
Balance sheet items:
Cash & equivalents	72,411	70,791	63,008	59,719	59,685	60,231
Working capital, excl. restructuring	27,619	9,036	10,330	11,319	12,109	12,559
Sub. debt & capital leases	2,499	394	—	—	—	—
Restructuring reserve	10,589	6,536	5,136	3,936	3,196	2,446
Long-term incentive compensation	600	1,200	1,800	2,400	3,000	3,000
NOL	19,692	36,784	42,370	44,168	43,040	41,091

Rodman & Renshaw, Inc.	1 of 2

Lexent Inc.

Projections

	2002	2003E	2004E	2005E	2006E	2007E

Assumptions
Revenue growth rates:
HOK		-15.0%	3.0%	3.0%	3.0%	3.0%
NNT		-83.1%	-100.0%	0.0%	0.0%	0.0%
LSI		75.0%	50.0%	10.0%	10.0%	5.0%
LMC		#DIV/0!	#DIV/0!	60.8%	37.8%	27.4%
Intercompany revenue % of HOK & NNT	-4.7%	0.0%	0.0%	0.0%	0.0%	0.0%
Direct costs:
HOK	90.6%	85.0%	80.8%	79.6%	78.4%	78.4%
NNT	86.7%	75.0%	75.0%	75.0%	75.0%	75.0%
LSI	81.4%	80.0%	80.0%	75.0%	75.0%	75.0%
LMC	#DIV/0!	#DIV/0!	58.2%	37.3%	27.9%	22.5%
Overhead:
HOK	17.8%	15.0%	11.0%	10.0%	10.0%	10.0%
NNT	8.8%	18.0%	11.0%	10.0%	10.0%	10.0%
LSI	31.4%	15.0%	11.0%	10.0%	9.0%	9.0%
LMC	#DIV/0!	#DIV/0!	75.9%	48.7%	36.4%	29.4%
G&A growth rate		-15.0%	-5.0%	-5.0%	-5.0%	0.0%
Interest expense % (prior year)		2.4%	2.4%	2.4%	2.4%	2.4%
Interest income % (prior year)		-1.8%	-1.8%	-1.8%	-1.8%	-1.8%
Depreciation
Existing PP&E
Balance, beginning		4,033	1,790	895	179	—
Depreciation		(2,243)	(895)	(716)	(179)	—
Balance, ending		1,790	895	179	—	—
Gross balance			1,790	1,790	1,790	1,790
% depreciated			50.0%	40.0%	10.0%	0.0%
Maintenance capex
Balance, beginning		—	540	1,140	1,760	2,180
Additions		600	800	1,000	1,000	1,000
Depreciation		(60)	(200)	(380)	(580)	(780)
Balance, ending		540	1,140	1,760	2,180	2,400
Gross balance		600	1,400	2,400	3,400	4,400
Depreciable life, years		5	5	5	5	5
LMC capex
Balance, beginning		—	2,815	2,821	2,819	2,809
Additions		2,815	150	150	150	150
Depreciation		—	(145)	(152)	(160)	(167)
Balance, ending		2,815	2,821	2,819	2,809	2,792
Gross balance		2,815	2,965	3,115	3,265	3,415
Depreciable life, years			20	20	20	20
Capital expenditure, maintenance	1,019	600	800	1,000	1,000	1,000
Capital expenditure, LMC	—	2,815	150	150	150	150
Working capital as % of sales	22.3%	9.9%	9.9%	9.9%	9.9%	9.9%

Rodman & Renshaw, Inc.	2 of 2

Lexent Inc.

Shutdown Operating Budget

	3/31/2003	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003

Management Budget
Revenue	$7,589	$7,589	$7,589	$7,589	$7,589	$7,589	$7,589
Direct costs	6,373	6,373	6,373	6,373	6,373	6,373	6,373
Overhead	1,153	1,153	1,153	1,153	1,153	1,153	1,153

Gross profit	64	64	64	64	64	64	64
General & administrative	1,136	1,136	1,136	1,136	1,136	1,136	1,136

EBITDA	(1,072)	(1,072)	(1,072)	(1,072)	(1,072)	(1,072)	(1,072)
Direct costs %	84.0%	84.0%	84.0%	84.0%	84.0%	84.0%	84.0%
Overhead %	15.2%	15.2%	15.2%	15.2%	15.2%	15.2%	15.2%
6 Month Shutdown Plan
Revenue	$7,589	$7,589	$5,692	$3,794	$1,897	$—	$—
Direct costs	6,373	6,373	4,779	3,186	1,593	—	—
Overhead	1,153	911	797	645	379	—	—

Gross profit	64	306	115	(37)	(75)	—	—
General & administrative	1,136	1,136	1,136	852	568	284	—
Incremental bad debt expense	1,138	1,138	854	569	285	—	—

EBITDA	(2,210)	(1,968)	(1,874)	(1,458)	(928)	(284)	—
Revenue, % of budget	100.0%	100.0%	75.0%	50.0%	25.0%	0.0%	0.0%
Direct costs %	84.0%	84.0%	84.0%	84.0%	84.0%	84.0%	84.0%
Overhead %	15.2%	12.0%	14.0%	17.0%	20.0%	0.0%	0.0%
G&A, % of budget	100.0%	100.0%	100.0%	75.0%	50.0%	25.0%	0.0%
Inc. bad debt expense, % of revenue	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%

	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/29/2004	Total

Management Budget
Revenue	$7,589	$7,589	$7,589	$7,589	$7,589	$91,068
Direct costs	6,373	6,373	6,373	6,373	6,373	76,471
Overhead	1,153	1,153	1,153	1,153	1,153	13,831

Gross profit	64	64	64	64	64	765
General & administrative	1,136	1,136	1,136	1,136	1,136	13,626

EBITDA	(1,072)	(1,072)	(1,072)	(1,072)	(1,072)	(12,861)
Direct costs %	84.0%	84.0%	84.0%	84.0%	84.0%
Overhead %	15.2%	15.2%	15.2%	15.2%	15.2%
6 Month Shutdown Plan
Revenue	$—	$—	$—	$—	$—	$26,561
Direct costs	—	—	—	—	—	22,304
Overhead	—	—	—	—	—	3,885

Gross profit	—	—	—	—	—	373
General & administrative	—	—	—	—	—	5,110
Incremental bad debt expense	—	—	—	—	—	3,984

EBITDA	—	—	—	—	—	(8,721)
Revenue, % of budget	0.0%	0.0%	0.0%	0.0%	0.0%
Direct costs %	84.0%	84.0%	84.0%	84.0%	84.0%
Overhead %	0.0%	0.0%	0.0%	0.0%	0.0%
G&A, % of budget	0.0%	0.0%	0.0%	0.0%	0.0%
Inc. bad debt expense, % of revenue	15.0%	15.0%	15.0%	15.0%	15.0%

Rodman & Renshaw, Inc.	1 of 1

Presentation to: July 9, 2003 Confidential

This fairness analysis, as presented to Lexent Inc. ("Lexent" or the "Company") on July 9, 2003, has been prepared by Rodman & Renshaw, Inc. ("Rodman") in support of our opinion as to the fairness from a financial point of view of the cash consideration to be paid to the stockholders of Lexent (other than members of the Management Group (as defined below)) in connection with the merger of the company with a newly formed entity owned by certain members of management and directors of the Company (the "Management Group"). This analysis is for the confidential use of the Company only in their evaluation of the proposed transaction. Any other use of this analysis or any publication of this analysis without Rodman's prior written consent is strictly prohibited, provided, however, that Rodman hereby consents to the inclusion of and references to this analysis in its entirety in the merger proxy relating to the proposed transaction. In the preparation of this analysis, Rodman reviewed business and financial information of Lexent as provided by the Company and discussed this information with management of the Company. Rodman has not independently verified the completeness or accuracy of any of the information it has relied upon and has assumed that the information reflects management's best estimates and judgment. Rodman has not undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of Lexent nor have we been furnished with any such appraisals. In arriving at its conclusion, Rodman did not attribute any particular weight to the analyses or factors it considered, but rather made qualitative judgments as to the significance and relevancy of each piece of analysis and factor. Our opinion, this analysis, and any conclusions drawn therefrom, do not constitute a recommendation as to any action any shareholder of Lexent should take in connection with the proposed transaction. Further, we express no opinion herein as to the structure, terms or effect of any other aspect of the transaction, including, without limitation, the tax consequences thereof. Our opinion, this analysis, and any conclusions drawn therefrom, are necessarily based on economic, market and other conditions as they exist, and the information made available to us, as of the date hereof.

Rodman & Renshaw Table of Contents Executive Summary Section I Situation Analysis Section II Valuation Analysis Section III

Section I Executive Summary

Executive Summary Current Situation On February 18, 2003, Lexent Inc. ("Lexent") announced it had received an offer from a management group (the "Management Group") to purchase all the common shares of the company they do not already own for $1.25. On June 17, 2003, the Management Group announced an increased in the price of their offer to $1.50 per share. The Management Group, led by Hugh O'Kane, Chairman, and Kevin O'Kane, Vice Chairman and Chief Executive Officer, currently owns in excess of 50% of the common shares of Lexent. Lexent's common shares closed at $0.91 per share on February 14, 2003, the trading day immediately preceding the initial announcement. Lexent is an infrastructure services company that designs, deploys and maintains fiber optic, electrical and life safety systems for telecommunications carriers and enterprise organizations.

Historical Operating Performance Excludes restructuring, bad debt and non-cash stock compensation expenses (in thousands)

Executive Summary (in thousands except per share amounts) (a) Includes options as determined by the treasury method

Section II Situation Analysis

Summary After an intense period of expansion following the deregulatory 1996 Telecom Act and the increased demand derived from the initial growth of the Internet, the telecommunications industry is undergoing a significant contraction. During the 1990s, driven by the advent of wireless and the Internet, telecom industry revenues grew at a 10% CAGR, more than twice its historical rate. Excluding the impact of bankruptcies, telecom industry revenues shrank 3% in 2002. U.S. Wireline annual capital expenditures grew three-fold to over $100 billion in 2000. Spending declined 20% in 2001, and 53% in 2002. Outlook for 2003 calls for an additional 10% retraction. Valuations for every communications related concern have retracted significantly. The NASDAQ Telecom Index is down 90% over the last three years versus declines of 70%, 40% and 23% for the NASDAQ Composite S&P500 and DOW30 respectively. TELECOM FUNDAMENTALS

Performance The NASDAQ Telecom Index is down 90% over the last three years versus declines of 70%, 40% and 23% for the NASDAQ Composite S&P500 and DOW30 respectively. The sell off is largely broad based with little variation from long distance providers, wireless carriers, to equipment vendors. Even the larger more stable regional bell operating companies (VZ, BLS, SBC, Q) are suffering, with earnings down 40%. TELECOM FUNDAMENTALS

Wireline Communications TELECOM FUNDAMENTALS 2002 US Wireline CAPx came in 55% below 2001, the outlook for 2003 does not look promising. Between 1996 and 2001, fiber miles deployed by all carriers doubled, in 2002 more fiber went dark then was lit. The bankruptcy filings by WorldCom, Global Crossing and others, coupled with high debt loads at other major carriers has sent the entire sector into a nosedive. Competitive entry following the 1996 Telecom Act has reversed. Mergers and to a larger degree bankruptcy filings has driven the number of public telcos from 48 in 1999 to 20 in 2002. 1996 1997 1998 1999 2000 2001 2002E Total US 37881 44735 54306 77387 102835 81836 38187 Y/Y Change 0.22 0.18 0.21 0.43 0.33 -0.2 -0.53 1995 1996 1997 1998 1999 2000 2001 2002 Total US 21 27 31 35 48 43 26 20

ILECs TELECOM FUNDAMENTALS After growing revenues at 5% CAGR between 1996 and 2001, revenues at the incumbent local exchange carriers (ILECs) declined 3% in 2002, despite a reduction in competition and their expansion into long distance markets . Through a combination of customer spending reductions and competition, largely from resellers, ILEC phone lines in service are shrinking at a 3% annualized rate. Responding to competition, ILECs increased capital spending to $32 billion in 2000, representing 20% of revenues. In 2002, CAPx fell 38% to $18 billion or 11% of revenues - in line with historical averages. 1996 1997 1998 1999 2000 2001 2002 Total US 16471 20501 21514 26417 32158 30082 18661 Y/Y Change 0.05 0.24 0.05 0.23 0.22 -0.06 -0.38 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 4Q02 Lines 199 198.4648 198.1672 197.8804 197.26 196.3084 195.1552 194.1552 Y/Y -0.003 -0.005 -0.007 -0.008 -0.009 -0.011 -0.015 -0.019

IXCs TELECOM FUNDAMENTALS Heading into the Internet boom, long distance competitors, or interexchange carriers (IXCs) deployed over $200 billion in capital to lay some 60,000 route miles of new fiber. Following initial deregulation and entry of the first LD competitors (MCI et al.) LD prices plummeted. As the industry consolidated and demand ramped, prices recovered briefly before the entry of next-wave fiber competitors. The convergence of oversupply, contraction in demand and price erosion, led to the Chapter 11 filings of 360, Worldcom, Global Crossing, and Williams. Remaining players remain over-levered with respect to earnings prospects. 1996 1997 1998 1999 2000 2001 2002 Total US 19893 21381 27441 42225 57222 44220 16309 Y/Y Change 0.29 0.07 0.28 0.54 0.36 -0.23 -0.63 Interstate 1984 100 1985 97 1986 87.3 1987 76.9986 1988 75.3816294 1989 74.1001417 1990 74.02604156 1991 73.06370302 1992 73.79434005 1993 76.59852497 1994 81.27103499 1995 81.35230603 1996 81.92177217 1997 88.3116704 1998 87.95842372 1999 89.98146746 2000 86.11226436 2001 79.22328321 2002 75.26211905

CLECs From 1996, the year of the Telecommunications Act, to 2001, competitive local exchange carriers (CLECs) deployed $40 billion in capital expenditures. During that period CLECs raised over $50 billion in debt & Equity. At the end of 2000 34 CLECs were listed on the NASDAQ national market. CLEC revenues, which included local, long-distance, and data services grew to $12 billion in 2001, representing 5% of the total US Telecom services market. In 2001 and 2002 the majority of CLECs restructured or went out of business. Surviving entities have eliminated expansion, and have closed numerous networks. 1996 1997 1998 1999 2000 2001 2002E Total US 1024 1998 3811 6788 11394 5809 1718 Y/Y Change 1.23 0.95 0.91 0.78 0.68 -0.49 -0.7 1996 1997 1998 1999 2000 2001 2002E Revenue 2 3 5.5 8 10.4 12.3 5.08 Share 0.01 0.02 0.03 0.03 0.04 0.05 0.018 TELECOM FUNDAMENTALS

Information Technology Technology Fundamentals Market research firm IDC recently lowered its IT forecast for 2003 to 3.7% and lowered long-term growth expectations to 6.5% - 7% from its previous target of 8% to 9%. According to the monthly CIO Magazine survey, the IT spending outlook took a jump this year with firms reporting a 4.4% increase over the last 12 months - the first positive indicator since May 2002. Not surprisingly, network security remains a top concern for IT managers, with 53% of managers looking to spend more in that area. TTM FTM Mar 0.8 7.7 Apr -1.4 6 May 3.2 7.3 Jun 0.2 5.9 Jul 0.5 5.5 Aug -0.2 4.9 Sep -0.6 5.7 Oct -1.5 4.4 Nov -0.5 5.5 Dec -0.1 4.6 'Jan-03 4.4 5.2 'Feb -03 1.6 5.2 IT Services 31.4 Inf. Software 32.4 Telecom 34 e.business 38.7 Data Eqpt 40.3 Computers 41.7 Storage 45.8 Security 53.2

Customer Concentration With 56% of revenues derived from the telecom sector, Lexent's business is highly correlated to the downturn in that market. Lexent's corporate business, 29% of revenues, is also highly correlated with the IT spending slowdown. Top 5 customer accounted for 57% of revenues. The company's two largest customers are both telecoms and are both under financial pressure. Lexent Business Conditions 2002 Enterprise 0.291 Government 0.138 Real Estate 0.009 Telecom 0.561 2002 AT&T 0.23 Level 3 0.18 IBM 0.06 MCANN 0.05 Con Ed 0.0462 Worldcom 0.028 Other 0.41

Lexent Business Conditions In 2000, the company's best year, telecom accounted for 63% of revenues. Of the top six customers in 2000, four subsequently filed for chapter 11 protection

Lexent Business Conditions Fiber Networks Lexent's plan to build and operate a fiber ring in New York will likely meet stiff competition and very narrow margins. In addition to incumbent provider Verizon, seven competitors have already built fiber rings in New York. AT&T (through TCG) Espire Level 3 Metromedia (shown at right) Time Warner Telecom Worldcom (MFS) XO Communications

Lexent Growth Factors (in millions)

Section III Valuation Analysis

Comparable Company Analysis Comparable Companies: Dycom Industries, Inc. EMCOR Group, Inc. Integrated Electrical Services, Inc. MasTec, Inc. Quanta Services, Inc. Average multiples compare enterprise value with revenue, EBIT and EBITDA and market cap with book value. Lexent's negative operating earnings render a comparison on this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful.

Comparable Transaction Analysis Analysis of nine transactions since 2000. Most recent transactions involve the acquisition of assets out of bankruptcy. Average multiples compare total consideration with revenue, EBIT and EBITDA. Lexent's negative operating earnings render a comparison on this basis not meaningful. Premiums are based on a small sample size as only three of the targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies.

Premiums Paid Analysis Small Cap - Deal values between $50 and $250 million Comparable Industry - Construction firms; telecom services; electricity, gas and water distribution Majority Shareholder Acquiror - Acquiror held 50% or more of the voting stock at announcement

Discounted Cash Flow Lexent's annual free cash flow was estimated for 2003- 2007 based on projections developed by Rodman with the Company's assistance. Terminal value in 2007 was calculated by applying a 6.0 multiple to 2007 EBITDA less the balance of the restructuring reserve and long-term incentive compensation. Rodman applied discount rates between 15% and 25%. The implied price is largely driven by Lexent's current cash position

Conclusion Based on the foregoing analysis, it is our conclusion that the transaction price of $1.50 per share in cash is fair, from a financial point of view to the stockholders of Lexent (other than the Management Group).